UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 2

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 24, 2007

Date of Earliest Event Reported: May 9, 2007

WESTAFF, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction
of Incorporation)

000-24990	94-1266151
(Commission	(I.R.S. Employer
File Number)	Identification No.)

298 North Wiget Lane, Walnut Creek, CA 94598

(Address of Principal Executive Offices, including Zip Code)

(925) 930-5300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01   Change in Registrant’s Certifying Accountant.

On May 10, 2007, Westaff, Inc. (the “Company”) informed Deloitte & Touche, LLP (“Deloitte”) that Deloitte was being dismissed as the Company’s principal accountants, effective immediately for the Company’s second quarter ended April 14, 2007.  The decision to dismiss Deloitte was approved by the Audit Committee of the Company’s Board of Directors.

On May 10, 2007, the Company engaged BDO Seidman, LLP (“BDO”) as its new principal accountants for the year ending November 3, 2007.  The decision to engage BDO was approved by the Company’s Audit Committee.

Deloitte’s audit reports on the Company’s consolidated financial statements as of and for the years ended October 29, 2005 and October 28, 2006 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended October 29, 2005 and October 28, 2006, and in the subsequent interim period through May 10, 2007, there were: (i) no disagreements between the Company and Deloitte on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte, would have caused Deloitte to make reference to the subject matter of the disagreement in their reports on the financial statements for such years, and; (ii) no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided Deloitte with a copy of the disclosures it is making in this Current Report on Form 8-K (“Report”) prior to the time the Report was filed with the Securities and Exchange Commission (“SEC”).  The Company requested that Deloitte furnish a letter addressed to the SEC stating whether or not it agrees with the statements made herein.  A copy of Deloitte’s letter dated May 24, 2007 is attached as Exhibit 16.01 hereto.

In deciding to engage BDO, the Audit Committee reviewed auditor independences issues and prior commercial relations with BDO and concluded that BDO has no commercial relationship with the Company that would impair its independence for the year ended November 3, 2007.  During the years ended October 29, 2005 and October 28, 2006 and in the subsequent interim period through May 10, 2007, neither the Company nor anyone acting on its behalf has consulted with BDO on any of the matters or events set forth in Item 304(a)(2) of Regulations S-K.

Item  5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

 (d)          On May 9, 2007, the Board of Directors of the Company, have appointed the following new directors effective May 11, 2007:

Gerald E. Wedren, age 70, Class I director.  Mr. Wedren will also be a member of the Audit Committee.  Mr. Wedren is currently the owner and President of Craig Capital Co., a Washington D.C. and Miami based firm concentrating on mergers and acquisitions, business turnarounds and liquidations since 1972 and owner and President of Tavern Realty Corporation, a real estate company since 1987. Since 1960 he has been associated with several firms in both business and legal capacities. Most recently, Mr. Wedren was with Dow Corning Corporation as special counsel to the Tort Claimants Committee in a Chapter 11 bankruptcy from 1996 to 1999.

Prior to Dow, he was with the U.S. Small Business Administration involved in liquidating SBIC’s from 1993 to 1995. Prior to the SBA, Mr. Wedren was the owner and  President of Little Tavern Shops, a chain of 30 fast food restaurants in the Washington, D.C. and Baltimore, M.D. areas from 1981 to 1988. Prior to Little Tavern, he practiced law with Brownfield, Bowen, Bally & Sturtz, specializing in securities, corporate and real estate law from 1972 to 1981. He currently is a director and chairman of the Compensation Committee of American Eagle Outfitters, Inc., having served since 1998.

John G. Ball, age 68, Class I director.  Mr. Ball will also be a member of the Compensation Primary Committee and the Compensation Secondary Committee.  Mr. Ball is a cofounder and principal with XRoads Solutions Group, a 125 person professional services firm formed in 1997 where he leads the services and manufacturing practices. While at XRoads, he has been involved in leading and advising a number of temporary staffing firms. Prior to XRoads, Mr. Ball was a partner of High Performance Partners, a firm of financial, strategic planning, marketing and turnaround consultants from 1989 to 1997.

John R. Black, age 43, Class II director.  Mr. Black will also be a member of the Compensation Primary Committee, Compensation Secondary Committee Nominating and Governance Committees.  Mr. Black is currently a managing director with H.I.G. Capital, a private equity firm headquartered in Miami with offices in Atlanta, Boston, San Francisco, London, Paris and Hamburg. He has 11 years of experience investing in middle market transactions. Prior to H.I.G. Capital, Mr. Black was a senior professional with several leading consulting firms, including Ernst & Young, where he began his business career. He sits on the boards of several portfolio companies of H.I.G. Capital. Mr. Black graduated from Harvard University in 1987 with a dual degree in applied mathematics and economics.

Michael R. Phillips, age 32, Class II director.  Mr. Phillips is currently a principal with H.I.G. Capital, a private equity firm headquartered in Miami with offices in Atlanta, Boston, San Francisco, London, Paris and Hamburg. He has 5 years of experience investing in middle market transactions. Prior to H.I.G. Capital, Mr. Phillips was a management consultant with Bain & Company and an investment banker with Lehman Brothers. He sits on the boards of several portfolio companies of H.I.G. Mr. Phillips graduated from Princeton University with a B.S.E. in electrical engineering in 1996 and received an M.B.A. in Finance from the Wharton School in 2002.

Michael T. Willis, age 62, Class III director.  Mr. Willis was also appointed as our Chief Executive Officer effective
May 1, 2007.  Mr. Willis has more than 35 years of staffing industry experience having participated in the acquisition and integration of more than 70 companies in his career. He most recently was the CEO and President of COMSYS, an information technology staffing business, from 1999 to 2006. Prior to COMSYS, Mr. Willis was Chairman, CEO and President of Metamor Worldwide, a publicly traded consolidator of staffings and solutions businesses founded by Mr. Willis in 1993 under the name COREStaff. Mr. Willis founded and operated Talent Tree, a personnel services company concentrating on clerical and administrative staffing services, from 1976 to 1993.

All directors who are not employees of the Company are to be paid, subject to future increases upon recommendation by the Compensation Committee, at least a $25,000 retainer per year and an additional $6,000 annual fee for committee chairmanship, plus an additional fee of $1,000 per Board or committee meeting attended in person or $500 for each telephonic Board or committee meeting attended.  Non-employee directors are also to be reimbursed for reasonable expenses incurred in performing their duties as directors.

(e)           Arrangements with John P. Sanders.  On May 10, 2007, the Company, Westaff Support, Inc. Westaff (USA), Inc. and John P. Sanders entered into a Retention Agreement (the “Sanders Agreement”).  Pursuant to the terms of the Sanders Agreement, Mr. Sanders, who is currently the Company’s Senior Vice President, Chief Financial Officer and Treasurer, agreed to remain an employee and perform his duties with the Company for a transition period extending through June 29, 2007.  In connection therewith, the Company agreed to pay Mr. Sanders a lump-sum retention bonus equal to two (2) months of his base salary, less applicable withholding taxes (i.e., $40,000, less applicable withholding taxes), within ten business days after the end of the transition period, and Mr. Sanders agreed to release the Company from any obligation to pay him severance under the Company’s Key Employee Transition Compensation Plan and Transition Compensation Plan.  Mr. Sanders will not be eligible for any portion of the retention bonus if he resigns or is terminated for cause prior to the end of the transition period.  Mr. Sanders’ employment agreement, dated February 20, 2001 and amended by Addendum dated January 2, 2002, is not otherwise affected by the Sanders Agreement and remains in full force and effect.  The Sanders Agreement was recommended by the Compensation Committee and approved by the Board.

Item 5.03               Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 9, 2006, at a meeting of the Board of Directors of the Company, the Board of Directors approved amendments to the Bylaws of the Company to expand the size of its Board of Directors from five to nine directors and in connection therewith add one Class I directorship, two Class II directorships and one class III directorship.

Item 9.01               Financial Statements and Exhibits.

(d)                         Exhibits

Exhibit No.	Description of Document

16.01	Letter re: change in certifying accountant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WESTAFF, INC.

	By:	/s/ John P. Sanders
John P. Sanders
Senior Vice President, Chief Financial
Officer and Treasurer

Date: May 24, 2007

EXHIBIT INDEX

Exhibit No.	Description of Document

16.01	Letter re: change in certifying accountant